Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Banco Bradesco S.A. and its subsidiaries of our report dated June 23, 2005 relating to the consolidated financial statements, which appear in the Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
Auditores Independentes

São Paulo, Brazil

August 4, 2005